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                                 EXHIBIT 23.1



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                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



We consent to incorporation by reference in the Registration Statement on Form S-8 of Argo Bancorp, Inc. of our report dated March 1, 1996 relating to the consolidated statements of financial condition of Argo Bancorp, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-KSB of Argo Bancorp, Inc.



                                                    /s/ KPMG Peat Marwick LLP



September 25, 1996
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Chicago, Illinois